UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At our Annual Meeting of Stockholders held on August 9, 2011, our stockholders: (i) re-elected eight directors, Messrs. Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff to serve until the next annual meeting of stockholders in 2012; (ii) approved a proposal to adopt our Amended and Restated 2007 Omnibus Equity Compensation Plan; (iii) approved, in an advisory vote, our 2010 compensation program for our named executive officers; and (iv) chose, in an advisory vote, for us to conduct stockholder advisory votes on executive compensation every three years.

The voting results were as follows:

Election of Directors	Shares For	Shares Withheld
Mr. Beach	35,675,296	1,266,467
Mr. E. Cohen	34,197,682	2,744,081
Mr. J. Cohen	34,500,085	2,441,678
Mr. Hart	35,651,464	1,290,299
Mr. Ickowicz	35,689,817	1,251,946
Mr. Kessler	35,103,271	1,838,492
Mr. Levin	35,044,105	1,897,658
Mr. Neff	34,821,665	2,120,098

A proposal to adopt our Amended and Restated 2007 Omnibus Equity Compensation Plan:

Shares For	Shares Against	Abstentions
30,375,718	5,741,442	824,598

A proposal to approve, in an advisory vote, our 2010 compensation program for our named executive officers:

Shares For	Shares Against	Abstentions
33,734,661	2,162,892	1,044,208

A proposal to choose, in an advisory vote, how often we will conduct stockholder advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
13,586,078	1,874,802	20,477,648	1,003,225

We will hold an advisory "say-on-pay" vote every three years in connection with our annual meeting of stockholders, with the next such vote no later than our annual meeting of stockholders in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Resource Capital Corp.

Date: August 11, 2011	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary